Exhibit 10.7

Amendment No. 1
to the
Dover Corporation 1995 Incentive Stock Option Plan
And
1995 Cash Performance Program
(as amended effective May 4, 2006 with respect to any awards then outstanding)

The Dover Corporation 1995 Incentive Stock Option Plan and 1995 Cash Performance Program (as amended effective May 4, 2006 with respect to any awards then outstanding) ("Plan") is hereby amended as follows:

1.    Paragraph 14 of the Plan is amended by deleting such paragraph in its entirety and replacing it with the following:

14.    Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. In the event of any change in the Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Corporation, if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the fair market value of shares of Common Stock, appropriate adjustments shall be made by the Committee in the number and class of shares subject to the Plan, the number of shares subject to any outstanding awards, and in the exercise or base price per share under any outstanding option. The adjustments to be made pursuant to this Paragraph 14 shall meet the requirements of Section 409A of the Code and the regulations thereunder. The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Corporation, its dissolution, any merger or consolidation, or the merger or consolidation of any other corporation into the Corporation, to amend all outstanding options to permit their exercise prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness. If the Board of Directors shall exercise such power, all options outstanding shall be deemed to have been amended to permit the exercise thereof in whole or in part by the holder at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options shall be deemed to terminate upon such effectiveness.

2.    Except as specifically provided in the text of the amendment above, the Plan shall remain in full force and effect in accordance with its terms prior to the date of this amendment.